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                                                                       EXHIBIT B

                                    AGREEMENT

     The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated: April 5, 2000


                                       BASSWOOD PARTNERS, L.L.C.

                                        By: /s/ Matthew Lindenbaum
                                            ------------------------------
                                            Name:  Matthew Lindenbaum
                                            Title: Managing Member


                                        By: /s/ Bennett Lindenbaum
                                            ------------------------------
                                            Name: Bennett Lindenbaum
                                            Title:  Managing Member


                                            /s/ Matthew Lindenbaum
                                            ------------------------------
                                            Matthew Lindenbaum


                                            /s/ Bennett Lindenbaum
                                            ------------------------------
                                            Bennett Lindenbaum